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                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): October 24, 2002


                           WESTERBEKE CORPORATION
           (Exact name of Registrant as specified in its Charter)


          Delaware                   0-15046             04-1925880
(State or other Jurisdiction)      (Commission          (IRS Employer
      of Incorporation)            File Number)      Identification No.)


                       Myles Standish Industrial Park
                            150 John Hancock Road
                              Taunton, MA 02780
                  (Address of principal executive offices)


     Registrant's telephone number, including area code: (508) 823-7677

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ITEM 4.     Other Events.

      Westerbeke Corporation (the "Company") has received payment of the damages awarded to the Company in its arbitration against Daihatsu Motor Company, Ltd. As a result, the Company will record other income of approximately $2.6 million (which amount is net of income taxes and expenses associated with the arbitration award) during its fiscal year ended October 25, 2002.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits. The following exhibit is filed with this report:

      99.1 Press release, dated October 24, 2002, regarding the receipt of the arbitration award.


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTERBEKE CORPORATION

Date: October 24, 2002

                                       By: /s/ Gregory Haidemenos
                                           ----------------------
                                           Gregory Haidemenos
                                           Principal Accounting and
                                           Financial Officer






454520.1
20735-0999


454520.1
20735-0999